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                                                                     EXHIBIT 16.

                         [WEAVER AND TIDWELL LETTERHEAD]





Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, D.C.  20549

Dear Sirs:

         After review, we agree with the revised disclosures in the Form 8-K of Invvision Capital, Inc., dated as of March 21, 2002 and deliver this letter to you in compliance with Item 304(a)(3) of Regulation S-K.

WEAVER AND TIDWELL

By: /s/ Weaver and Tidwell

Dallas, Texas
March 21, 2002